EXHIBIT 10.2

Amendment No. 1 to Employment,

Confidentiality and Noncompetition Agreement

This Amendment No. 1 to Employment, Confidentiality and Noncompetition Agreement (the “Amendment”) is made and entered into as of December 23, 2008 between MediaDefender, Inc. a Delaware corporation (the “Company”), and Octavio Herrera (“Executive”).

RECITALS

A.            Pursuant to that certain Employment, Confidentiality and Noncompetition Agreement dated as of July 28, 2005 (the “Employment Agreement”), Executive agreed to be employed by the Company under the terms and conditions set forth therein.

B.            The Parties wish to amend the term of the Employment Agreement to an at-will arrangement.

NOW THEREFORE, the parties agree to amend the Employment Agreement as follows:

1.             Amendment to Employment Agreement.

1.1           Paragraph 5 of the Employment Agreement is hereby amended in its entirety by substituting the following:

5.             Term.  Commencing January 1, 2009, either Executive or the Company may terminate this Agreement upon five days written notice.  Upon the effective date of termination, with respect to the period commencing January 1, 2009 through such effective date, Executive shall be entitled to receive only the compensation set forth in Sections 2.1 (as to only the first sentence), 2.3, 2.4 and 2.5 of the Employment Agreement for such period.  Notwithstanding anything to the contrary in the Employment Agreement or in the Stock Option Agreement between Executive and ARTISTdirect, Inc., Executive shall have a period of sixty days from the effective date of termination to exercise all vested stock options issued to Executive.

1.2           Paragraph 6 of the Employment Agreement is hereby deleted in its entirety.

2.             Effect of Amendment.

Except as expressly amended hereunder, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“COMPANY

MediaDefender, Inc.

By:	/s/ DIMITRI VILLARD

“EXECUTIVE”

/s/ OCTAVIO HERRERA
Octavio Herrera